Exhibit 10-B

















                        RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                       OF GENERAL PUBLIC UTILITIES CORPORATION


                            AS AMENDED AND RESTATED AS OF
                                     JUNE 2, 1994





                        RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                       OF GENERAL PUBLIC UTILITIES CORPORATION


          1.   Purpose

          The Retirement Plan for Outside Directors of General Public Utilities Corporation (the "Plan") is designed to enhance the ability of General Public Utilities Corporation ("GPU") to attract and retain competent and experienced Outside Directors by providing retirement benefits and death benefits for Eligible Outside Directors who retire or die after the Plan's Effective Date.

          2.   Definitions

          Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for all purposes of this Plan:

          Outside Director means a member of the Board of Directors of GPU who, during the period involved, is not or was not an Officer or an employee of GPU or a subsidiary thereof.

          Board Service means service as an Outside Director of GPU both before and after the Effective Date.

          Change in Control means a "Change in Control" as defined in
          Section 7(c) of the 1990 Stock Plan for Employees of General Public Utilities Corporation and Subsidiaries.

          Compensation means the sum of: (a) the monthly retainer paid in cash to an Outside Director as compensation for services as a Director of GPU, excluding any fees paid for attendance at meetings of the Board of Directors of GPU or any committee of such Board of Directors, and also excluding any additional retainer paid for service as a Committee Chairman, and (b) one-twelfth of the cash value of all shares awarded to, the Outside Director pursuant to the Restricted Stock Plan for Outside Directors as the annual award thereunder for the year preceding his or her Retirement, and not subsequently forfeited.

          The cash value of a share shall be its closing price as reported for New York Stock Exchange-Composite Transactions on the date of award.

          Effective Date means the date of initial adoption of this Plan by the Board of Directors of GPU.

          Retirement of Retires means the cessation of service as an Outside Director for any reason other than (i) acceptance of employment as an officer or employee of GPU or a subsidiary thereof or (ii) death.




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          3.   Eligibility

          An Outside Director who has completed at least fifty-four (54) months of Board Service and who Retires from the Board of Directors of GPU or dies before Retirement on or after the Effective Date shall be eligible for benefits as provided herein. After the occurrence of a Change in Control, any person who was an Outside Director immediately prior to such Change in Control, shall be eligible for benefits as provided herein upon Retirement or death before Retirement, whether or not such Outside Director has completed at least fifty-four (54) months of Board Service.

          4.   Pension Benefits of Eligible Retired Outside Directors
               Before Death

          The accumulated amount of pension benefits payable to an Outside Director eligible to receive benefits hereunder shall be equal to the product of (a) the number of months of such Outside Director's Board Service under this Plan times (b) the monthly compensation of such Outside Director at the date of such Outside Director's Retirement under the Plan. Such pension benefits shall be paid in monthly installments equal to the monthly compensation of each Outside Director at the date of such Outside Director's Retirement. Such pension benefits shall commence on the first day of the month following the Director's 60th birthday or the Director's Retirement under the Plan, whichever is later, and shall continue during the Retired Outside Director's life until the date when the total payments to the Retired Outside Director shall be equal to the Outside Director's accumulated pension benefits at the date of such Director's Retirement.

          5.   Benefits Payable by Reason of Death of Eligible Outside
               Director

               In the event that an Outside Director who is eligible to receive benefits hereunder should die prior to receiving payment of the full amount of his or her accumulated pension benefits, the remaining portion of such Outside Director's accumulated pension benefits shall be paid as follows:

               (a) If the Outside Director dies after Retirement, the monthly payments previously made to the Outside Director shall continue to be made to the Outside Director's surviving spouse (or, if applicable, designated beneficiary) until the aggregate of the payments to the Outside Director and such surviving spouse or beneficiary shall be equal to the Outside Director's accumulated pension benefits at the date of such Director's Retirement.








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               (b)  If the Outside Director dies prior to Retirement, there shall be paid to the Outside Director's surviving spouse, (or, if applicable, designated beneficiary) monthly installments equal to the monthly compensation of such Outside Director at the date of such Outside Director's death until the aggregate of the payments to such surviving spouse (or, if applicable, designated beneficiary) shall be equal to the Outside Director's accumulated amount of pension benefits at the date of the Outside Director's death. Payment of such monthly installments shall begin on the first day of the month next following the Outside Director's death or, if later, the first day of the month in which the Outside Director's 60th birthday would have occurred if the outside Director had survived.

          6.   Designated Beneficiary of Eligible Outside Director

          If an Eligible Outside Director shall die without leaving a surviving spouse or if the Outside Director's surviving spouse shall die prior to payment in full of the outside Director's accumulated pension benefits, the payments which would otherwise have been made to the Outside Director's surviving spouse shall be made to the Outside Director's designated beneficiary (or beneficiaries). Such designations shall be made in writing on forms provided by GPU to the Outside Director. Any such designation by an Outside Director may be revoked by the Outside Director at any time before or after Retirement. Any such revocation shall be made in writing on a form provided by GPU to the Outside Director.

          7.   Provision for Benefits

          All benefits payable hereunder shall be provided from the general assets of GPU. No Outside Director shall acquire any interest in any specific assets of GPU by reason of this Plan. An Outside Director shall have the status of a mere unsecured creditor of GPU with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by GPU to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

          8.   Amendment and Terminations

          The Board of Directors of GPU reserves the right to terminate this Plan or amend this Plan prospectively in any respect at any time, but no such amendment may reduce (a) the benefits of any Outside Director who has previously Retired hereunder, or (b) the benefits accrued herewith by any Outside Director prior to the effective date of such amendment.






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          9.   Administration

          This Plan shall be administered by the Personnel, Compensation, and Nominating Committee of the Board of Directors of GPU. Such Committee's final decision, in making any determination or construction under this Plan and in exercising any discretionary power, shall in all instances be final and binding on all persons having or claiming any rights under this Plan. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential, standard.

          10.  Miscellaneous

          Nothing herein contained shall be deemed to give any Outside Director the right to be retained as a Director of GPU, nor shall it interfere with the Outside Director's right to terminate such directorship at any time. An Outside Director's rights to payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer (other than transfer by will or by the laws of descent and distribution, in the absence of a beneficiary designation), assignment, pledge, encumbrance, attachment or garnishment by creditors of the Outside Director or his or her spouse or other beneficiary.































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